Fourth Quarter & Full Year 2018 Earnings Supplement February 20, 2019

Cautionary Note Regarding Forward-Looking Statement Certain statements contained in this presentation constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this presentation other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward- looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this presentation include, but are not limited to, statements regarding the expected benefits and impact of the combination of Inovalon and ABILITY, including the expected accretive effect of the merger on Inovalon’s financial results, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, our ability to meet financial guidance for the first quarter and full year 2019, and statements with respect to visibility, revenue retention, and recurring revenue, including ACV. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this presentation. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this presentation not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements. These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, including successfully integrating acquisitions, including ABILITY; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed ® Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™); and Elastic Container Technology (ECT™); the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. In addition, graphics, images or illustrations pertaining to or demonstrating our products, data, services and/or technology that may be used herein are intended for illustrative purposes only unless otherwise noted. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this presentation or conform these statements to actual results or revised expectations, except as required by law. Non-GAAP Financial Measures This presentation contains certain non-GAAP measures. These non-GAAP measures are in addition to, not a substitute for or necessarily superior to, measures of financial performance in accordance with U.S. GAAP. The GAAP measure most closely comparable to each non-GAAP measure used or discussed, and a reconciliation of the differences between each non-GAAP measure and the comparable GAAP measure, is available herein and within our public filings with the SEC. All data provided is as of December 31, 2018 unless stated otherwise. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 2

Contents 1 Overview 2 2018 Q4 and FY Financial Results This presentation serves as a supplement to the Inovalon announcement on February 20, 2019 2019 Financial Guidance pertaining to fourth quarter (Q4) and full 3 year 2018 results and 2019 guidance. 4 Appendix 1: Reconciliations INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 3

Payers Pharma Devices Diagnostics The Inovalon ONE® Platform Inovalon is a vertically integrated leader in cloud-based enablement of data-driven healthcare. Inovalon provides cloud-based, real-time Massive Advanced Intervention Data connectivity, analytics, intervention, and Data Assets Analytics Toolsets Visualization data visualization solutions for hundreds of the nation’s leading health plans, pharmacy organizations, life sciences companies, and more than 50,000 acute, post-acute, and ambulatory provider sites with capabilities informed by the data of more than 264 million patients and 42.9 billion medical events. Home Care SNF Hospice Acute Providers Post-Acute Providers Ambulatory Providers Note: Patient and medical event counts do not yet fully include data from ABILITY. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 4

Empowering Data-Driven Healthcare In Scale The reach of Inovalon’s platform has grown to touch the vast majority of the United States, able to empower the market’s largest data-driven healthcare initiatives. 100s Health Plans, Providers, Life Sciences, Pharmacy, and Diagnostics Organizations 264M+ Patients* 50K+ Provider Sites Note: Patient count does not yet fully include data from ABILITY. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 5

MORE2 Registry® 43 2 ® 42 MORE REGISTRY DATASET GROWTH Dataset 41 40 39 38 37 36 Expansion 35 34 33 32 Inovalon’s primary-source datasets continue to 31 Patient Count Medical Event Count 30 expand rapidly. As of Q4 2018, the MORE2 29 28 ® 27 270 Registry dataset contains more than 264 million 26 260 25 250 Patient (millions) Count unique patient counts and 42.9 billion medical 24 240 23 230 event counts. 22 220 21 210 20 200 19 190 18 180 One of the industry’s largest independent 17 170 16 160 healthcare datasets, with more than 264M patients 15 150 and 42.9B medical events 14 140 13 130 12 120 Primary-sourced, fully linkable, longitudinally- Count(billions) Event Medical 11 110 10 100 matched, data from all major U.S. healthcare 9 90 8 80 programs 7 70 6 60 Contains EHR, claims, scripts, labs, provider, 5 50 4 40 demographic data & more 3 30 2 20 Qualified Entity (QE) containing CMS’ Fee for 1 10 0 0 Service Medicare Data 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Empowers and informs our industry-leading analytics, creating differentiation and client value Data resulting from the integration with ABILITY Network is not yet reflected within the MORE2 Registry® dataset and is therefore not reflected within the aforementioned data metrics as of this date. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 6

Contents 1 Overview 2 2018 Q4 and FY Financial Results This presentation serves as a supplement to the Inovalon announcement on February 20, 2019 2019 Financial Guidance pertaining to fourth quarter (Q4) and full 3 year 2018 results and 2019 guidance. 4 Appendix 1: Reconciliations INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 7

FY2018 Highlights 2018 marked a bookend of a period of transformation in which the Company experienced meaningful, positive inflection. A multitude of dynamics have been navigated with Inovalon being increasingly recognized for meaningful market differentiation and leadership, high-value cloud-based capabilities, operating leverage, and significant accelerating organic growth. 1. Strong Annual Recurring Revenue1 Base: SaaS-enabled subscription-based revenue representing 80% of total 2018 revenue 2. Strong Annual Revenue Retention2 Rates: Client renewal and expansion performance up significantly, resulting in an Annual Revenue Retention rate forecast from 2018 to 2019 of 103% 3. Strong Sales ACV Metrics: Strong market adoption with FY2018 Annualized Contract Value3 (ACV) sales from new and expanded contracts, excluding ABILITY and Services, of $113.2 million (up 77% YoY), and 108 new logos signed (up 29% YoY) 4. Strong Margins & Cash Flow: Continued strong margin expansion of both gross margin (72.6%) and Adjusted EBITDA margin (28.8%) in FY2018, and solid net cash from operating activities of $90.4 million (inclusive of $43.6 million in interest payments) 5. Strong Revenue Coverage4 and Resulting Visibility: Strong Annual Recurring Revenue, Annual Revenue Retention, and Annualized Contract Value sales are fueling revenue strong Coverage visibility of approximately 96% for 2019 revenue Guidance Note: Please see slide 32 for definitions of the footnoted terms above. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 8

Subscription-Based Progression Inovalon continues to transform its revenue stream to subscription-based platform offerings. In 2018, Inovalon generated 80% of revenues from subscription-based platform offerings as compared to 66% in 2017. $124.6 $527.7 ($40.8) ($5.5) $449.4 $437.3 $427.6 80% 53% 54% 66% 34% 43% 19% 9% 12% 4% 15% 11% 2015 2016 2017 Subscription- Legacy Services 2018 Based Solutions Platform Subscription-Based Platform Offerings Legacy Solutions Services All numbers in millions. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 9

Adjacent Market Expansion Demand for Inovalon’s cloud-based platforms and data-driven capabilities is driving expansion not only in the Company’s original area of focus, the payer landscape, but also in the pharmacy/life sciences and provider landscapes, resulting in greater diversification of revenue and an expanding number and scale of cross-synergy opportunities. 2015 2016 2017 2018 3% 14% 15% 15% 11% 16% 32% 83% 74% 69% 50% 18% Payer Provider Pharmacy/Life Sciences Note: Graphics do not depict category ‘other’, which is de minimis. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 10

ACV, TCV and Bookings Inovalon’s sales have significantly expanded and accelerated, supporting strong growth going forward. The Company started reporting its sales performance in 2018 by providing Annual Contract Value (ACV) data for new sales, a metric reflecting the sum of the first 12 months of revenue expected from new contracts signed during a specific period (such as a quarter or year). Inovalon first reported this metric with the release of Inovalon’s Q3 2018 results on November 7, 2018. Of note, due to the fact that the bulk of the Company’s contracts (also referred to as a “Statements of Work” or “SOWs”) are multi-year in their contracted term (or contracted duration), the “bookings” or “Total Contract Value” (TCV) pertaining to the ACV is significantly larger than the ACV. For example, if the ACV for a period was $X, the corresponding total Bookings or TCV of the underlying sales would be perhaps $2X to $3X, depending on the average contract term signed within the group of underlying sales in the period. Importantly, while the Company is providing ACV sales data to provide insight into the accelerated nature of the Company’s sales in a comparable (e.g., year-over-year) fashion, the corresponding total sales, bookings, or TCV is even more significant. ACV * Contracts depicted are Illustrative only to support discussion of ACV ExecutedSOWs Illustrative Dollar Equivalency 12 Months 24 Months 36 Months Etc. Initial Contract / SOW Term Illustrative only. Please see definitions on slide 32. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 11

Strong Organic Growth Inflection The combination of growing demand for the Company’s cloud-based platform capabilities and significant increases in the Company’s sophistication and scale of sales capabilities is resulting in strong year-over-year increases in contract signings. Annualized Contract Value1 (ACV) from new and expanded contracts for the full year 2018, excluding ABILITY, was $176.4 million (up 40% YoY) with 108 new logos signed (up 29% YoY). Excluding ABILITY and Services, Q4 ACV was $17.0 million (up 25% YoY), and Full Year 2018 ACV sales signed was $113.2 million (up 77% YoY). Excluding ABILITY and Services Excluding ABILITY Q4 ACV Full Year ACV Full Year ACV Full Year New Logos $113.2 $17.0 $176.4 108 40% 25% 77% 29% $126.4 $13.7 84 $64.2 2017 2018 2017 2018 2017 2018 2017 2018 Note: Please see appendix for definitions of the footnoted terms above. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 12

4Q 18 Adjusting for Non-Comparable G&A General and administrative expenses increased $6.4M in Q4 2018 as compared to Q4 2017. The increase was driven by $2.0M in non- comparable items that do not otherwise relate to Inovalon’s ongoing performance and $7.0M in acquired G&A associated with ABILITY Network, which was partially offset by a reduction of $2.6M in combined employee-related and professional fees. Normalized G&A for Q4 2018 was $46.3M, reflecting a YoY increase of only 10.5% in the setting of a YoY revenue increase of 18.9%. $2.0 Million in Non-Comparable or One-Time Expenses Inclusive of ABILITY $2.0 $7.0 ($2.6) ($2.0) $41.9 $48.3 $46.3 Q4 2017 Employee-Related Acquired Other Q4 2018 Non-Comparable Normalized Q4 2018 Actual Expenses & G&A Non-Comparable Actual Or Quarterly Expense Professional Fees Items One-Time Expenses Normalized G&A excludes the impact from fair value contingent consideration accretion measurement. All numbers in millions, subject to rounding. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 13

FY 2019 Adjusting for Non-Comparable G&A General and administrative expenses increased $55.1M in 2018 as compared to 2017. The increase was driven by $23.3M in non-comparable items that do not otherwise relate to Inovalon’s ongoing performance and $30.4M in acquired G&A associated with ABILITY Network and CCS. Normalized G&A for FY2018 was $181.7M, reflecting a YoY increase of only 21.2% in the setting of a YoY revenue increase of 17.4%. The transition to improved G&A efficiency witnessed during the 2H 2018 contributes to the expected operating leverage expansion in 2019. $23.3 Million in Non-Comparable or One-Time Expenses Inclusive of ABILITY $10.8 $12.5 $30.4 ($23.3) $1.4 $149.9 $205.0 $181.7 2017 Employee-Related Acquired Change in Other 2018 Non-Comparable Normalized Actual Expenses & G&A Acquisition-Related Non-Comparable Actual Or 2018 Professional Fees Contingent Items One-Time Expense Consideration Expenses Normalized G&A excludes the impact from fair value contingent consideration accretion measurement. All numbers in millions, subject to rounding. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 14

Contents 1 Overview 2 2018 Q4 and FY Financial Results This presentation serves as a supplement to the Inovalon announcement on February 20, 2019 2019 Financial Guidance pertaining to fourth quarter (Q4) and full 3 year 2018 results and 2019 guidance. 4 Appendix 1: Reconciliations INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 15

Positive Annual Revenue Retention After several years of revenue pressure from a year-to-year contraction in Annual Revenue Retention (referred to by the Company as client churn), the successful implementation of the highly differentiated Inovalon ONE® Platform capabilities in conjunction with strong services support, has driven a transitioning to an expanding Annual Revenue Retention rate of 103% projected for 2019. Revenue Retention ~3 pts Contraction 2017 2018 Revenue Retention 2019G Growth ~(6 pts) ~(5 pts) INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 16

Strong Transition to Positive Organic Revenue Growth

With the transition of Annual Revenue Retention to a positive 103% in 2019, a resolution of previous headwinds, and business from Signed New Logos contributing 3% organically to growth in 2019, the Company is experiencing a 19% swing in organic revenue forces from 2018 to 2019 with 96% Coverage into the year's projected revenue.



Revenue Retention Contraction
Revenue Retention Growth
Signed New Logo Contribution
Legacy Transition
Client ACA Withdrawals
2017
~(6 pts)
~(7 pts)
2018
~(5 pts)
~(8 pts)
~3 pts
~3 pts
2019G
+19% Transition in Organic Revenue Dynamics Year-over-Year

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Strong Annual Recurring Revenue Base Over the past several years, Inovalon has been transitioning its customer base from legacy to subscription-based contracts. The combination of business already transitioned to subscription-based contracts and new subscription-based contracts already signed during 2018 provide for approximately $508.1 million in Annual Recurring Revenue already in place for 2019, a 21% increase over the 2018 period. The securing of additional contracts (both the expansion of existing clients and new logos) is expected to further expand this Annual Recurring Revenue base in 2019, with the full-year 2019 Annual Recurring Revenue base expected to be approximately $534.1 million, an increase of 27.0% YoY. $524 - $544 $420.5 Coverage $508.1 already in place as of $295.4 Feb. 20, 2019 $231.8 $228.0 2015 2016 2017 2018 2019G Subscription-Based Platform Offering Amounts in millions. 2019 is drawn presuming the midpoint of updated guidance. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 18

Expanding Annual Revenue Coverage Visibility The combination of steep increases in Annual Revenue Retention, strong Annualized Contract Value (ACV) signings, and a resulting strong expansion in Annual Recurring Revenue base from existing clients plus new logos has resulted in strong revenue growth with significantly increased Coverage and resulting visibility. The following figure illustrates the Company’s revenue Coverage based on the midpoint of full-year revenue guidance ranges for 2016, 2017, 2018, and 2019. 80.3% 84.8% 84.5% 96.0% Coverage Coverage Coverage Coverage As of February 20, 2019, all but approximately 4% of additional $26 revenue growth has been solutioned to achieve 2019 $102 revenue guidance mid-point of a $73 $68 projected: $621 21% - 25% growth year-to-year as $413 $379 $399 reported, including 13% - 17% organic growth year-to-year. FY 2016 FY 2017 FY 2018 FY 2019 Initial Guidance Initial Guidance Initial Guidance Guidance (2/25/2016) (2/22/2017) (2/20/2018) (2/20/2019) Existing Client Base To Be Solutioned INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 19

2019 Revenue Guidance Bridge

Inovalon's advancing capabilities and technologies continue to be positively recognized in the marketplace.

The combination of the inflection of several years of revenue pressures and strong sales and client expansions yields 2019 full-year revenue guidance of $637M to $657M, or expected revenue expansion of 23% at the midpoint, with organic growth of 15% at the midpoint, and with 96% Coverage providing significant visibility.

- Annual Revenue Retention expected to contribute ~3 points in 2019
- Already sold New Logo Sales expected to contribute ~3 points in 2019
- ABILITY acquisition expected to contribute ~8 points of revenue growth in 2019
- New client sales already closed expected to contribute ~4 points of growth in 2019
- New client sales of ~5 points of yet-to-be sold business is projected for 2019

Full Year 2018 vs. 2019 Guidance
As-Reported Revenue Growth of 23% at the Midpoint
Organic Revenue Growth of 15% at the Midpoint



$527.6
~3 pts
~3 pts
~8 pts
~4 pts
~5 pts
$657.0
-
$637.0
Coverage already in place
2018 Revenue Guidance
Revenue Retention Contribution
Signed New Logo Contribution
Inorganic ABILITY Contribution
New Sales Contribution (Closed)
New Sales Contribution
2019 Revenue Guidance

The graphic to the right is for illustrative purposes only.

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2019 Adjusted EBITDA Margin Bridge

Inovalon continues to expect operating leverage, driven by high-value offerings driving further improvement in mix and pricing, benefit from technology-enabled efficiency initiatives, and contribution from ABILITY.

The Company sees these factors driving ~290 basis points of Adjusted EBITDA margin expansion in 2019.

The graphic to the right is for illustrative purposes only.

- The full gross margin benefit of an increasing mix of higher margin Platform offerings, coupled with continued technology-enabled efficiencies and the ABILITY acquisition, are seen driving continued operating leverage improvement in 2019.


~290 Basis Point Year-to-Year Improvement
28.8%
~60 bps
~60 bps
~30 bps
~140 bps
31.7%
FY 2018 Adj. EBITDA Margin %
Investment Initiatives / Overhead Efficiencies
Platform Mix & Price Changes
Platform Efficiencies
Inorganic ABILITY Contribution
FY 2019G Adj. EBITDA Margin %

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Strong Subscription-Based Platform Adoption After several years of revenue pressures, the Company’s successful transition to subscription-based contracts, strong Annual Revenue Retention, and strong sales growth now provide significant Coverage and resulting revenue visibility of 96% of 2019 guidance. The graphic below depicts the significant underlying annual subscription based platform offering contribution and growth from its existing client base. $637- $657 ~10% $527.7 ~7% 11% $449.4 $437.3 $427.6 9% 4% 96% 12% 15% 2019G Revenue 43% 19% Coverage 34% Already in Place ~83% as of 80% Feb. 22, 2018 66% 53% 54% 2015 2016 2017 2018 2019G Subscription-Based Platform Offerings Legacy Solutions Services All numbers in millions. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 22

Revenue The following revenue guidance is being reaffirmed as of February 20, 2019. $637 - $657 2013 – 2019G $528 14% CAGR $449 $437 $428 $362 $296 2013 2014 2015 2016 2017 2018 2019G Note: CAGR calculations undertaken to the mid-point of 2019 Guidance. All numbers in millions. Graphic drawn at midpoint of guidance range. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 23

Adjusted EBITDA The following Adjusted EBITDA guidance is being reaffirmed as of February 20, 2019. $200 - $210 2013 – 2019G 19% CAGR $152 $152 $134 $109 $100 $72 37% 35% 32% 29% 24% 23% 24% 2013 2014 2015 2016 2017 2018 2019G % of Revenue Note: CAGR calculations undertaken to the mid-point of 2019 Guidance. All numbers in millions. Graphic drawn at midpoint of guidance range. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 24

Cash Flow From Operations The following Cash Flow from Operations guidance is being reaffirmed as of February 20, 2019. $130 - $145 2013 – 2019G CAGR $104 13% $98 $93 $86 $90 (GAAP)1 $66 $68 ~22% 22% 24% 22% 22% 19%1 ~20% 15% 2013 2014 2015 2016 2017 20181 2019G % of Revenue Note: CAGR calculations undertaken to the mid-point of 2019 Guidance. All numbers in millions. Graphic drawn at midpoint of guidance range. 1 2018 presents both GAAP and Non-GAAP in order to highlight the one-time exclusion of acquisition-related transaction and integration costs. Black dotted line represents Net cash provided by operating activities under GAAP. Percent (%) reflects Non-GAAP as a percent of revenue. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 25

CAPEX Returning Towards Historical Levels During the period Q3 2016 through Q1 2018, the Company elected to invest more than $40M into incremental development towards the launch of the Inovalon ONE® Platform. The period of this disproportional investment is now substantially complete and is increasingly being harvested through the successful engagement of clients for highly-differentiated platform offerings. As a result, the Company sees the capital investments of the Company (inclusive of ABILITY) returning towards historical levels (as a percentage of revenue) in 2019. Inclusive of ABILITY $65.5 $65.0 $6.4 $52 - $58 $28.1 15% $45.8 $39.1 $7.8 12% $39 - $44 $26.4 9% 8% - 9% $18.8 $22.7 $28.5 6% 6% 6% $23.2 $13.2 $20.2 $25.2 $12.8 $13 - $14 $8.1 $8.9 $5.6 $2.5 $1.2 2013 2014 2015 2016 2017 2018 2019G Maintenance Capital Expenditure Innovation Capital Expenditure (incl. Cap. Software) Inovalon ONE® Platform Buildout Capital Expenditure % Of Revenue Capital Expenditure (CAPEX) is defined as the sum of Purchases of property and equipment and Investment in capitalized software. All numbers in millions. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 26

Financial Guidance Table In the setting of a now predominantly subscription-based contract portfolio, significantly increased client Annual Revenue Retention performance, an expanded Annual Recurring Revenue base, and strong YTD sales ACV metrics, Inovalon has significant visibility into 2019, providing for annual guidance for the period as provided below. 2019 Financial YoY Financial Metric Guidance Change Revenue1 $637 million to $657 million 21% to 25% Net Income2 $1 million to $5 million Non-GAAP net income2 $61 million to $69 million 55% to 76% Adjusted EBITDA $200 million to $210 million 32% to 38% Net Cash Provided By Operating Activities $130 million to $145 million 44% to 61% Capital Expenditure $52 million to $58 million Diluted Net Income Per Share2 $0.01 to $0.03 Non-GAAP diluted net income per share2 $0.41 to $0.47 52% to 74% (1) Organic revenue growth expected to be 13% to 17%. (2) The Company is assuming 149 million weighted average diluted shares and an effective tax rate of approximately 30% for the full year 2019. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 27

Q1 2019 Financial Guidance In the setting of a now predominantly subscription-based contract portfolio, significantly increased client Annual Revenue Retention performance, an expanded Annual Recurring Revenue base, and strong YTD sales ACV metrics, Inovalon has significant visibility into 2019, providing for 1Q 2019 guidance for the period as provided below. 2019 Financial YoY Financial Metric Guidance Change Revenue1 $143 million to $146 million 54% to 57% Net (Loss)2 ($8 million) to ($7 million) Non-GAAP net income2 $10 million to $11 million Adjusted EBITDA $42 million to $44 million 532% to 557% Diluted Net (Loss) Per Share2 ($0.05) Non-GAAP diluted net income per share2 $0.07 (1) Organic contribution to revenue growth expected to be 12% to 15%. (2) The Company is assuming 148 million weighted average diluted shares and an effective tax rate of approximately 30% for the full year 2019. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 28

Contents 1 Overview 2 2018 Q4 and FY Financial Results This presentation serves as a supplement to the Inovalon announcement on February 20, 2019 2019 Financial Guidance pertaining to fourth quarter (Q4) and full 3 year 2018 results and 2019 guidance. 4 Appendix 1: Reconciliations INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 29

Reconciliation of Forward-Looking Guidance Adjusted EBITDA

Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue. A reconciliation of net income to Adjusted EBITDA follows:

	Guidance Range			
	Three Months Ending March 31, 2019		Year Ending December 31, 2019	
(In millions)	Low	High	Low	High
Reconciliation of Forward-Looking Guidance Net (loss) income to Adjusted EBITDA:				
Net (loss) income	$ (8)	$ (7)	$ 1	$ 5
Depreciation and amortization	28	28	107	107
Interest expense	16	16	66	66
Interest income	(1)	(1)	(1)	(1)
Provision for income taxes [(1)]	(3)	(2)	—	1
EBITDA	32	34	173	178
Stock-based compensation	6	6	19	19
Acquisition costs:				
Transaction costs	1	1	1	1
Integration costs	1	1	3	4
Contingent consideration	-	-	1	4
Other non-comparable items [(2)]	2	2	3	4
Adjusted EBITDA	$ 42	$ 44	$ 200	$ 210
Adjusted EBITDA margin	29.4%	30.1%	31.4%	32.0%

(1) A 30% tax rate is assumed in order to approximate the Company's effective corporate tax rate.
(2) Other "non-comparable items" include items that are not comparable across reporting periods or items that do not otherwise relate to the Company's ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company's period over period and ongoing operating performance.

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Reconciliation of Forward-Looking Guidance
Non-GAAP Net Income

Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

	Guidance Range			
	Three Months Ending March 31, 2019		Year Ending December 31, 2019	
(In millions, except per share amounts)	Low	High	Low	High
Reconciliation of Forward-Looking Guidance Net (loss) income to Non-GAAP net income:				
Net (loss) income	$ (8)	$ (7)	$ 1	$ 5
Stock-based compensation	6	6	19	19
Acquisition costs:				
Transaction costs	1	1	1	1
Integration costs	1	1	3	4
Contingent consideration	-	-	1	4
Amortization of acquired intangible assets	13	13	53	53
Amortization of debt issuance costs and debt discount	1	1	4	4
Other non-comparable items [(1)]	2	2	3	4
Tax impact of add-back items [(2)]	(6)	(6)	(24)	(25)
Non-GAAP net income	$ 10	$ 11	$ 61	$ 69
GAAP diluted net income per share	$ (0.05)	$ (0.05)	$ 0.01	$ 0.03
Non-GAAP diluted net income per share	$ 0.07	$ 0.07	$ 0.41	$ 0.47
Weighted average shares of common stock outstanding - diluted	148	148	149	149

(1) Other "non-comparable items" include items that are not comparable across reporting periods or items that do not otherwise relate to the Company's ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company's period over period and ongoing operating performance.
(2) A 30% tax rate is assumed in order to approximate the Company's effective corporate tax rate.

INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0

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Definitions 1 Annual Recurring Revenue is defined as subscription-based revenue from existing clients plus outstanding intra-year renewals valued at an amount agreed upon in principal. 2 Annual Revenue Retention is defined as the percentage of revenue from engagements with existing clients in the prior year present in the current year. For example, Annual Revenue Retention would be less than 100% if there was a net loss of revenue from existing clients who either downsized or exited existing engagements, and would be more than 100% if on a net basis existing clients expanded existing engagements. 3 Annualized Contract Value (ACV) is defined as a metric reflecting the sum of the first 12 months of revenue expected from contracts signed during a specific period (such as a quarter or year). 4 Coverage is defined as the sum of Annual Recurring Revenue, Legacy revenue under contract, and expected Services revenue, divided by the specified year's revenue guidance. INOV Q4 & FY 2018 Earnings Supplement (2.20.19) v1.0.0 32

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